                                                                      Exhibit 24

                               POWER OF ATTORNEY

      Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Debra L. Morris, Michael-Bryant Hicks,
Christopher Lee and Timothy Maloche, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Apria Inc. (the "Company") (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange
Commission, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of the Company, unless earlier revoked in writing.
Debra L. Morris, Michael-Bryant Hicks, Christopher Lee and Timothy Maloche are
not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

                                                   /s/ John G.Figueroa
                                                   Name:  John G.Figueroa
                                                   Date:  09/23/2021